                                                                EXHIBIT 4(a)(4)

================================================================================


                    CENTRAL LOUISIANA ELECTRIC COMPANY, INC.

                                       TO

                  THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS,
                                                          as Trustee


                             ----------------------


                          Third Supplemental Indenture
                           DATED AS OF JANUARY 1, 1954


                             ----------------------


                 Issue of First Mortgage Bonds, Series E, 4 1/4%
                               Due January 1, 1984


                             ----------------------

                      Supplemental to Indenture of Mortgage
                            Dated an of July 1, 1950




================================================================================
                 SORG PRINTING COMPANY OF TEXAS, HOUSTON, TEXAS

         THIRD SUPPLEMENTAL INDENTURE, dated as of January 1, 1954, between CENTRAL LOUISIANA ELECTRIC COMPANY, INC., a corporation duly organized and existing under and by virtue of the laws of the State of Louisiana (hereinafter sometimes called the "Company"), party of the first part, and THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS, a national banking association duly organized and existing under and by virtue of the laws of the United States of America, as Trustee under the Indenture of Mortgage hereinafter mentioned (hereinafter sometimes called the "Trustee"), party of the second part.

         WHEREAS, the Company heretofore executed and delivered its Indenture of Mortgage (hereinafter called "Original Indenture"), dated as of July 1, 1950, to the Trustee, to secure the Company's First Mortgage Bonds, limited to $100,000,000 aggregate principal amount at any one time outstanding and issuable in series, from time to time, in the manner and subject to the conditions set forth in the Original Indenture, and by said Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof except as therein otherwise provided; and

         WHEREAS, the Original Indenture provides for the issuance of bonds thereunder in one or more series, the form of each series of bonds and of the coupons to be attached to the coupon bonds to be substantially in the forms set forth therein with such omissions, variations, and insertions as are authorized or permitted by the Original Indenture and determined and specified by the Board of Directors of the Company; and

         WHEREAS, the Company has heretofore issued under the Original Indenture $5,500,000 principal amount of its First Mortgage Bonds, Series A, 3%, of which $5,335,000 principal amount remains outstanding as of the date hereof; and

         WHEREAS, the Company heretofore executed and delivered its First Supplemental Indenture (hereinafter called the "First Supplemental Indenture") dated as of October 1, 1951, to the Trustee to supplement the Original Indenture and to modify and amend certain of its provisions; and

         WHEREAS, the Company has heretofore issued under the Original Indenture as supplemented and amended by the First Supplemental Indenture, $4,844,000 principal amount of its First Mortgage Bonds, Series B, 3 3/4%, and $960,000 principal amount of its First Mortgage Bonds, Series C, 3 3/4%, of which bonds of Series B $4,748,000 principal amount, and of which bonds of Series C $941,000 principal amount, remain outstanding as of the date hereof; and

         WHEREAS, the Company heretofore executed and delivered its Second Supplemental Indenture (hereinafter called the "Second Supplemental Indenture") dated as of June 1, 1952, to the Trustee to supplement the Original Indenture and to modify and amend certain of its provisions; and

         WHEREAS, the Company has heretofore issued under the Original Indenture, as supplemented and amended by the First Supplemental Indenture and the Second Supplemental Indenture, $4,000,000 principal amount of its First Mortgage Bonds, Series D, 33/4 %, of which $3,960,000 principal amount remains outstanding as of the date of this Third Supplemental. Indenture (hereinafter called "Third Supplemental Indenture"), the Original Indenture as amended or supplemented by all indentures supplemental thereto, including the First Supplemental Indenture, the Second Supplemental Indenture, and this Third Supplemental Indenture, being hereinafter referred to as the "Indenture"; and

     WHEREAS, the Company, by appropriate resolutions adopted by its Board of Directors pursuant to the terms of the Indenture, has duly determined (a) to create a fifth series of bonds under the Indenture, to be designated as "First Mortgage Bonds, Series E, 4 1/4%" (herein sometimes called "bonds of Series E"),
(b) that such bonds shall be coupon bonds registerable as to principal and registered bonds without coupons, (c) that such coupon bonds shall be exchangeable for registered bonds without coupons, and (d) that the coupon bonds of Series E, the coupons appertaining thereto and the registered bonds without coupons of said series, are to be substantially in the following forms, respectively:

                        [FORM OF COUPON BOND OF SERIES E]

                    CENTRAL LOUISIANA ELECTRIC COMPANY, INC.

                      First Mortgage Bond, Series E, 4 1/4%

                               Due January 1, 1984

No.                                                                       $1000

         CENTRAL LOUISIANA ELECTRIC COMPANY, INC., a corporation organized and existing under the laws of the State of Louisiana (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to bearer, or, if this bond be registered as to principal, to the registered holder hereof, on January 1, 1984, at the office or agency of the Company in the City of New Orleans, Louisiana, One Thousand Dollars ($1000) in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay interest thereon semi-annually on January 1 and July 1 of each year at the rate of four and one-quarter per centuni (4 1/4%) per annum at such office or agency in like coin or currency, from January 1, 1954, until this bond shall mature, according to its terms or on prior redemption or by declaration or otherwise, and at the rate of six per centum (6%) per annum on any overdue principal and premium (if any) and (to the extent permitted by law) on any overdue installment of interest, but, until the maturity hereof, only upon presentation and surrender of the coupons for such interest installments as are evidenced thereby, hereto appertaining, as they shall severally mature.

     This bond is one of an authorized issue of bonds of the Company known as its First Mortgage Bonds, limited to One Hundred Million Dollars ($100,000,000) at any one time outstanding, issued and to be issued, in one or more series, and equally and ratably secured (except insofar as a sinking fund or other similar fund established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by an indenture (hereinafter called the "Original Indenture") dated as of July 1, 1950, executed by the Company to THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS, as Trustee (hereinafter called the "Trustee"), as supplemented and amended by a First Supplemental Indenture dated as of October 1, 1951, a Second Supplemental Indenture dated as of June 1, 1952, and a Third Supplemental Indenture dated as of Jan-uary 1, 1954, executed by the Company to the Trustee, to which Original Indenture, First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture and all other indentures supplemental thereto (said Original Indenture as so supplemented and amended being herein called the "Indenture") reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Company in respect of such security, the rights, duties and immunities of the Trustee, and the terms and conditions upon which the bonds are, and are to be, secured. As provided in the Indenture, the bonds may be issued in series for various principal sums, may bear different, dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted. This bond is one of the bonds described in the Indenture and designated therein as "First Mortgage Bonds, Series E, 4 1/4%" (hereinafter referred to as the "bonds of Series E").

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 75% in aggregate principal amount of all the bonds at the time outstanding, determined and evidenced as in the Indenture provided, or in case the rights under the Indenture of the holders of bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, then with the consent of the holders of not less than 75% in aggregate principal amount of the bonds at the time outstanding of the one or more series affected, determined and evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the holders of the bonds and coupons; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or modify the terms of payment of principal at maturity or by redemption, or otherwise modify the terms of payment of any bond, without the consent of the holder of each bond so affected, or (ii) reduce the percentage of bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all bonds then outstanding, or (iii) permit the creation of any Hen ranking prior to or equal with the lien of the Indenture on any of the mortgaged and pledged property without the consent of the holders of all bonds then outstanding, or (iv) deprive the holder of any out-standing bond of the lien of the Indenture on any of the mortgaged and pledged property without the consent of the holder of each bond so affected. Any such consent by the holder of this bond (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this bond, irrespective of whether or not any notation of such consent is made upon this bond. No reference herein to the Indenture and no provision of this bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay at the stated or accelerated maturity herein and in the Indenture provided, the principal of and interest and premium, if any, on this bond at the time and place and at the rate and in the coin or currency herein prescribed.

         The coupon bonds of Series E are issuable in the denomination of $1,000. The registered bonds without coupons of Series E are issuable in denominations of $1,000 and any multiple of $1,000. At the office or agency to be maintained by the Company in said City of New Orleans and in the manner, subject to the limitations, and upon payment of the charges provided in the Indenture, coupon bonds of such series, with all unmatured coupons and any matured coupons in default thereto appertaining, may be exchanged for a like aggregate principal amount of registered bonds without coupons of such series, and registered bonds without coupons of such series may be exchanged for a like aggregate principal amount of coupon bonds of such series bearing all unmatured coupons and any matured coupons in default or for a like aggregate principal amount of registered bonds without coupons of such series of other authorized denominations.

         The bonds of Series E are entitled to the benefit of the Sinking Fund provided for in Article II of the Third Supplemental Indenture.

         The bonds of Series E may be redeemed, either at the option of the Company or pursuant to certain requirements of the Indenture, on any date prior to maturity, as a whole or from time to time in part, upon publication at least once in each of four successive calendar weeks, upon any business day of each such calendar week, of notice of such redemption in a newspaper printed in the English language and customarily published on each business day and of general circulation in the Borough of Manhattan, The City of New York, New York, and like publication in a similar newspaper of said City of New Orleans, the first publication in each case to be not less than thirty (30) days and not more than sixty (60) days before such redemption date (provided, however, that if all the bonds of Series E at the time outstanding shall be registered bonds without coupons or coupon bonds registered as to principal, such publication need not be made, but, in lieu thereof, such notice may be given by mailing the same to each registered holder of a bond so to be redeemed directed to his registered address not less than thirty (30) days and not more than sixty (60) days before the redemption date); all as provided in the Indenture.

         If redeemed by the application of moneys in the Sinking Fund for bonds of Series E, provided for in Article II of the Third Supplemental Indenture, or moneys in the depreciation fund provided for in Section 5.07 of the Indenture or by the application of moneys received by, the Trustee in connection with any release of property upon any acquisition thereof by any municipal corporation or other governmental subdivision or governmental body or public authority, the bonds of Series E are redeemable in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the principal amount thereof together with accrued interest to the date fixed for redemption, without premium, and if redeemed otherwise than by the application of such moneys, the bonds of Series E are redeemable in like coin or currency, at the redemption price at the time applicable, as set forth in the following schedule, together with, in each case, interest accrued to the date fixed for redemption:


If Redeemed During the Twelve                          Redemption Price
   Months' Period Ending                                (Percentage of
   December 31 in the Year                             Principal Amount)
------------------------------                         -----------------
     1954 ...........................................       104.00
     1955 ...........................................       103.98
     1956 ...........................................       103.86
     1957 ...........................................       103.78
     1958 ...........................................       103.70
     1959 ...........................................       103.62
     1960 ...........................................       103.53
     1961 ...........................................       103.44
     1962 ...........................................       103.34
     1963 ...........................................       103.25
     1964 ...........................................       103.15
     1965 ...........................................       103.05
     1966 ...........................................       102.94
     1967 ...........................................       102.82
     1968 ...........................................       102.70
     1969 ...........................................       102.58

                                       7

If Redeemed During the Twelve                          Redemption Price
   Months' Period Ending                                (Percentage of
   December 31 in the Year                             Principal Amount)
------------------------------                         -----------------
     1970 ...........................................       102.45
     1971 ...........................................       102.32
     1972 ...........................................       102.18
     1973 ...........................................       102.04
     1974 ...........................................       101.88
     1975 ...........................................       101.73
     1976 ...........................................       101.57
     1977 ...........................................       101.40
     1978 ...........................................       101.22
     1979 ...........................................       101.04
     1980 ...........................................       100.85
     1981 ...........................................       100.55
     1982 ...........................................       100.25
     1983 ...........................................       100.00

If this bond is called for redemption and payment hereof is duly provided for as specified in the Indenture, interest shall cease to accrue hereon from and after the date fixed for redemption.

         The Indenture provides that if the Company shall deposit with the Trustee in trust for the purpose funds sufficient to pay the principal of all of the bonds of any series, or such of the bonds of any series as have been or are to be called for redemption, and premium, if any, thereon, and all interest payable on such bonds to the date on which they become due and payable at maturity or upon redemption or otherwise, and shall comply with the other provisions of the Indenture in respect thereof, then from the date of such deposit such bonds shall no longer be entitled to any lien or benefit under the Indenture.

         The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Indenture, upon the occurrence of a completed default as in the Indenture provided; subject, however, to the right, under certain circumstances, of the holders of a majority in principal amount of the bonds outstanding to annul such declaration.

         This bond is negotiable and shall pass by delivery unless registered as to principal at the office or agency of the Company in said City of New Orleans, and such registration noted hereon, after which no valid transfer hereof can be made, except at such office or agency, until after registered transfer to bearer, but after such registered transfer to bearer this bond shall be again transferable by delivery. Such registration, however, shall not affect the negotiability of the coupons, which shall always remain payable to bearer, be treated as negotiable and pass by delivery. The Company and the Trustee, any paying agent and any bond registrar may deem and treat the bearer of this bond if it is not registered as to principal, or, if this bond is registered as herein authorized, the person in whose name this bond is registered, as the absolute owner hereof, and the bearer of any coupon hereunto appertaining, as the absolute owner thereof, whether or not this bond or such coupon shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, an such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

         Neither this bond nor the coupons hereto attached shall become valid or obligatory for any purpose until THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS, the Trustee under the Indenture, or its successor thereunder, shall have signed the certificate of authentication endorsed hereon.

         In Witness Whereof, CENTRAL LOUISIANA ELECTRIC COMPANY, INC. has caused this bond to be signed in its name by its President or one of its Vice-Presidents and its corporate seal, or a facsimile thereof, to be affixed hereto and attested by its Secretary or one of its Assistant Secretaries, and interest coupons bearing the facsimile signature of its Treasurer to be attached hereto, and this bond to be dated January 1, 1954.

                                       CENTRAL LOUISIANA ELECTRIC COMPANY, INC.

                                           By
                                                                  President.
Attest:
                              Secretary.

                     (Form of Coupon for Bonds of Series E)
                                                                         $21.25

         On the first day of         , 19    , unless the bond hereinafter
mentioned shall have been called for previous redemption and payment of the redemption price thereof shall have been duly provided for, CENTRAL LOUISIANA ELECTRIC COMPANY, INC. will pay to bearer, upon surrender of this coupon, at its office or agency in the City of New Orleans, Louisiana, twenty-one dollars and twenty-five cents in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, being six months' interest then due on its First Mortgage Bond, Series E, 4 1/4%, No.

                                                                    Treasurer.

                     [FORM OF REGISTERED BOND OF SERIES E.]

                    CENTRAL LOUISIANA ELECTRIC COMPANY, INC.

                      First Mortgage Bond, Series E, 4 1/4%

                               Due January 1, 1984

No.                                                                     $

         CENTRAL LOUISIANA ELECTRIC COMPANY, INC., a corporation organized and existing under the laws of the State of Louisiana (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay
to               , or registered assigns, on January 1, 1984, at the office or
agency of the Company in the City of New Orleans, Louisiana,             Dollars
($        ) in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay interest thereon semi-annually on January 1 and July 1 of each year, at the rate of four and one-quarter per centum (4 1/4%) per annum, at such office or agency, in like coin or currency, from the interest payment date next preceding the date of this bond, or if this bond be dated prior to July 1, 1954 then from January 1, 1954, until this bond shall mature, according to its terms or on prior redemption or by declaration or otherwise and at the rate of six per centum (6%) per annum on any overdue principal and premium (if any) and (to the extent permitted by law) on any overdue installment of interest.

         This bond is one of an authorized issue of bonds of the Company known as its First Mortgage Bonds, limited to One Hundred Million Dollars ($100,000,000) at any one time outstanding, issued and to be issued, in one or more series, and equally and ratably secured (except insofar as a sinking fund or other similar fund established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by an indenture (hereinafter called the "Original Indenture") dated as of July 1, 1950, executed by the Company to THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS, as Trustee (hereinafter called the "Trustee"), as supplemented and amended by a First Supplemental Indenture dated as of October 1, 1951, a Second Supplemental Indenture dated as of June 1, 1952, and a Third Supplemental Indenture dated as of January 1, 1954, executed by the Company to the Trustee, to which Original Indenture, First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture and all other indentures supplemental thereto (said Original Indenture as so supplemented and amended being herein called the "Indenture") reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Company in respect of such security, the rights, duties and immunities of the Trustee, and the terms and conditions upon which the bonds are, and are to be, secured. As provided in the Indenture, the bonds may be issued in series for various principal sums, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted. This bond is one of the bonds described in the Indenture and designated therein as "First Mortgage Bonds, Series E, 4 1/4%" (hereinafter referred to as the "bonds of Series E").

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 75% in aggregate principal amount of all the bonds at the time outstanding, determined and evidenced as in the Indenture provided, or in case the rights under the Indenture of the holders of bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, then with the consent of the holders of not less than 75% in aggregate principal amount of the bonds at the time outstanding of the one or more series affected, determined and evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the holders of the bonds and coupons; provided, however, that no such supplemental indenture shall
(i) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or modify the terms of payment of principal at maturity or by redemption, or otherwise modify the terms of payment of any bond, without the consent of the holder of each bond so affected, or (ii) reduce the percentage of bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all bonds then outstanding, or (iii) permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged and pledged property without the consent of the holders of all bonds then outstanding, or
(iv) deprive the holder of any outstanding bond of the lien of the Indenture on any of the mortgaged and pledged property without the consent of the holder of each bond so affected. Any such consent by the holder of this bond (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this bond, irrespective of whether or not any notation of such consent is made upon this bond. No reference herein to the Indenture and no provision of this bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay at the stated or accelerated maturity herein and in the Indenture provided, the principal of and interest and premium, if any, on this bond at the time and place and at the rate and in the coin or currency herein prescribed.

         The coupon bonds of Series E are issuable in the denomination of $1,000. The registered bonds without coupons of Series E are issuable in denominations of $1,000 and any multiple of $1,000. At the office or agency to be maintained by the Company in said City of New Orleans and in the manner, subject to the limitations, and upon payment of the charges provided in the Indenture, coupon bonds of such series, with all unmatured coupons and any matured coupons in default thereto appertaining, may be exchanged for a like aggregate principal amount of registered bonds without coupons of such series, and registered bonds without coupons of such series may be exchanged for a like aggregate principal amount of coupon bonds of such series bearing all unmatured coupons and any matured coupons in default or for a like aggregate principal amount of registered bonds without coupons of such series of other authorized denominations.

         The bonds of Series E are entitled to the benefit of the Sinking Fund provided for in Article II of the Third Supplemental Indenture.

         The bonds of Series E may be redeemed, either at the option of the Company or pursuant to certain requirements of the Indenture, on any date prior to maturity, as a whole or from time to time in part, upon publication at least once in each of four successive caleildar weeks, upon any business day of each such calendar week, of notice of such redemption in a newspaper printed in the English language and customarily published on each business day and of general circulation in the Borough of Manhattan, The City of New York, New York, and like publication in a similar newspaper of said City of New Orleans, the first publication in each case to be not less than thirty (30) days and not more than sixty (60) days before such redemption date (provided, however, that if all the bonds of Series E at the time outstanding shall be registered bonds without coupons or coupon bonds registered as to principal, such publication need not be made, but, in lieu thereof, such notice may be given by mailing the same to each registered holder of a bond so to be redeemed directed to his registered address not less than thirty (30) days and not more than sixty (60) days before the redemption date); all as provided in the Indenture.

         If redeemed by the application of moneys in the Sinking Fund for bonds of Series E, provided for in Article II of the Third Supplemental Indenture, or moneys in the depreciation fund provided for in Section 5.07 of the Indenture or by the application of moneys received by the Trustee in connection with any release of property upon any acquisition thereof by, any municipal corporation or other governmental subdivision or governmental body, or public authority, the bonds of Series E are redeemable in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the principal amount thereof together with accrued interest to the date fixed for redemption, without premium, and if redeemed otherwise than by the application of such moneys, the bonds of Series E are redeemable in like coin or currency, at the redemption price at the time applicable, as set forth in the following schedule, together with, in each case, interest accrued to the date fixed for redemption:

              (There will be inserted here in all registered bonds without coupons of Series E, the same table of redemption prices and corresponding dates as are specified for such redemption in the form of coupon bond of Series E hereinbefore set forth.)

If this bond is called for redemption and payment hereof is duly provided for as specified in the Indenture, interest shall cease to accrue hereon from and after the date fixed for redemption.

         The Indenture provides that if the Company shall deposit with the Trustee in trust for the purpose funds sufficient to pay the principal of all of the bonds of any series, or such of the bonds of any series as have been or are to be called for redemption, and premium, if any, thereon, and all interest payable on such bonds to the date on which they become due and payable at maturity or upon redemption or otherwise, and shall comply with the other provisions of the Indenture in respect thereof, then from the date of such deposit such bonds shall no longer be entitled to any lien or benefit under the Indenture.

         The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Indenture, upon the occurrence of a completed default as in the Indenture provided; subject, however, to the right, under certain circumstances, of the holders of a majority in principal amount of the bonds outstanding to annul such declaration.

         This bond is transferable as prescribed in the Indenture by the registered holder hereof in person, or by his duly authorized attorney, at the office or agency of the Company in said City of New Orleans, upon surrender and cancellation of this bond, and upon payment, if the Company shall require it, of the transfer charges prescribed in the Indenture, and thereupon, a new registered bond or bonds without coupons of authorized denominations of the same series and for the same aggregate principal amount will be issued to the transferee in exchange herefor as provided in the Indenture. The Company and the Trustee, any paying agent and any bond registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof, whether or not this bond shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

         This bond shall not become valid or obligatory for any purpose until THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS, the Trustee under the Indenture, or its successor thereunder, shall have signed the certificate of authentication endorsed hereon.

         In Witness Whereof, CENTRAL LOUISIANA ELECTRIC COMPANY, INC. has caused this bond to be signed in its name by its President or one of its Vice-Presidents and its corporate seal, or a facsimile. thereof, to be affixed hereto and attested by its Secretary or one of its Assistant Secretaries, and this bond to be dated

                                       CENTRAL LOUISIANA ELECTRIC COMPANY, INC.

                                          By
                                                                     President.
Attest:
                Secretary.
; and

         WHEREAS, all acts and things prescribed by law and by the charter and by-laws of the Company necessary to make the bonds of Series E, when executed by the Company and authenticated by the Trustee, as in the Original Indenture provided, valid, binding and legal obligations of the Company, entitled in all respects to the security of the said Original Indenture and indentures supplemental thereto, have been performed; and

         WHEREAS, provision is made in Sections 5.10 and 17.01 of the Original Indenture for such further instruments and indentures supplemental to the Original Indenture, as may be necessary or proper to carry out more effectually the purposes of the Original Indenture, and to subject to the lien of the Indenture any property acquired after the date of the Original Indenture and intended to be covered thereby, with the same force and effect as though included in the granting clause thereof, and to add such further covenants, restrictions or conditions for the protection of the mortgaged and pledged property and the holders of the bonds as the Board of Directors of the Company and the Trustee shall consider to be for the protection of the holders of the bonds, and to set forth the terms and provisions of any series of bonds to be issued under the Indenture and the form of the bonds and coupons of such series; and the Company since the date of the Original Indenture has acquired additional property not heretofore specifically subjected to the lien of the Original Indenture; and it is desired to add certain further covenants, restrictions and conditions for the protection of the mortgaged and pledged property and the holders of the bonds, as provided in this Third Supplemental Indenture, which the Board of Directors of the Company and the Trustee consider to be for the protection of the holders of the bonds; and the Company desires to issue bonds of Series E; and the Company desires, pursuant to sub-section (e) of Section 17.01 to modify the definition of "minimum provision for property retirements or depreciation" contained in Section 1.05 of the Indenture so as to make more certain the computation therein provided for; and the Company therefore deems it advisable to enter into this Third Supplemental Indenture in the form and terms hereof; and

         WHEREAS, the execution and delivery of this Third Supplemental Indenture has been duly authorized by the Board of Directors of the Company at a meeting duly called and held according to law, and all conditions and requirements necessary to make this Third Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, in the form and terms hereof, have been in all respects duly authorized;

         NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH: That CENTRAL LOUISIANA ELECTRIC COMPANY, INC., by way of further assurance and in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to further secure the payment of the principal of, the premium, if any, and the interest on all bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance and observance by the Company of all the covenants and conditions herein and therein contained, and of said bonds, has executed and delivered this Third Supplemental Indenture, and has granted, bargained, sold, aliened, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over and confirmed, and by these presents does grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, affect, pledge, set over and confirm, unto The National Bank of Commerce in New Orleans, as Trustee, and to its successors in the trust, and to its and their assigns forever, all the following described properties of the Company, that is to say:

         All properties, real, personal and mixed, tangible and intangible, owned by the Company on the date of the execution hereof or which may be hereafter acquired by it (except such property now owned or hereafter acquired as is expressly excepted from the lien of the Indenture by the terms of the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture or this Third Supplemental Indenture).

         The property covered by the lien of the Indenture shall include particularly, among other property without prejudice to the general and particular descriptions of property contained in the Original Indenture, in the First Supplemental Indenture, in the Second Supplemental Indenture and in this Third Supplemental Indenture, or to the generality of the language in the Indenture or hereinbefore or hereinafter contained, the following described property:

                                       I.

         The following described real estate, together with all improvements thereon, situated in the State of Louisiana:

         Parcel 1. A certain lot of ground situated in the Sixth Ward of the Parish of Iberia, State of Louisiana, containing and measuring one hundred sixty-two (162) feet front on the rear line of property of Floyd N. Calhoun, having a depth of one hundred eleven feet three inches (111' 3") on its West line and a depth of eighty-nine feet three inches (89' 3") on its East line, with a width in the rear or on its North line of one hundred fifty-three (153) feet, being bounded on the North by property of
R. J. Dugas, or assigns, on South by property of Floyd N. Calhoun, on the East by property of Albert L. Lemaire, and on the West by property of Floyd N. Calhoun, said lot of ground is situated North of or in the rear of a larger parcel of land belonging to Floyd N. Calhoun, and the South line of the property herein described, which, as aforesaid, has a frontage of one hundred sixty-two
(162) feet along the rear line of the larger parcel of land belonging to Floyd
N. Calhoun, is located three hundred eighty-four (384) feet North of the Twenty Arpent Road. The property herein described being designated as Lot "D" on a plat recorded in Miscellaneous Book 8, at folio 173, under Entry No. 2751 of the records of Iberia Parish, Louisiana.

         Being that property acquired by Central Louisiana Electric Company, Inc., from Floyd N. Calhoun by act before Shirley Herpeche, Notary Public for the Parish of Iberia, dated September 11, 1952, recorded in Conveyance Book 211, Entry No. 86059, records of Iberia Parish, Louisiana.

         There is located on Parcel 1 above described a water storage tank.

         Parcel 2. A certain piece or parcel of ground situated near the Northern corporate limits of the City of Alexandria, Parish of Rapides, State of Louisiana, more particularly described as follows, to-wit: Starting at the point on the Western side of the concrete highway extending from Third Street to the traffic bridge across Red River, generally referred to as Third Street Extension, where line dividing the property purchased by L. G. Hickman from Mrs. Mary Barrett Meigs, et al, by deed dated February 23, 1950, recorded in Conveyance Book 387, page 73, records of Rapides Parish, Louisiana, and the property acquired by Fred A. Smith from Grady C. Robinson, et al, by deed dated January 31, 1951, intersects said Western line of said property, run thence South 42 degrees West for a distance of 237.9 feet to a point, said point being the beginning of the particular property herein described, and from said point of beginning turn to the right at an angle of 90 degrees for a distance of 50 feet; thence turn to the left at an angle of 90 degrees for a distance of 50 feet; thence turn to the left at an angle of 90 degrees for a distance of 50 feet; thence turn to the left at an angle of 90 degrees for a distance of 50 feet to the point of beginning; said parcel of ground herein described being 50 feet square.

         Being that property acquired by Central Louisiana Electric Company, Inc., from Irving Ward-Steinman, Trustee of the bankrupt estate of L. G. Hickman, by act of adjudication dated October 16, 1952, recorded in Conveyance Book 436, page 411, filing No. 369204, records of Rapides Parish, Louisiana.

         There is located on Parcel 2 above described an electric substation.

         Parcel 3. Two (2) certain lots of ground situated just beyond the corporate limits of the City of New Iberia, within the Sixth Ward of the Parish of Iberia, State of Louisiana, containing and measuring, as a whole, one hundred eight and two-tenths (108.2) feet on Lombard Street, having a depth on the Eastern boundary line of one hundred twelve and five-tenths (112.5) feet, and on the Western boundary line of one hundred twenty-seven and one-tenth (127.1) feet, having a width in the rear of fifty-three and eight-tenths (53.8) feet, bounded, as a whole, on the North by a portion of Lot 5 of Block 4 according to a plat of survey of the Courrege Subdivision by W. K. Frantz, C. E., dated February, 1947, of record in Miscellaneous Book 8, at folio 177, of the records of Iberia Parish, Louisiana, on the South by said Lombard Street, on the East by Lot 10 of said Block 4 (property of Lorena Chandler), on the West by right-of-way of Missouri Pacific Railroad, and being known and designated as Lots 11 and 12 of said Block 4 of said Courrege Subdivision.

         Being that property acquired by Central Louisiana Electric Company, Inc., from John C. Daniel and Bernice Compton Daniel by deed dated December 6, 1952, before Segfried B. Christensen, Notary Public for the Parish of Orleans, dated December 6, 1952, recorded in Conveyance Book 213, Entry No. 86477, records of Iberia Parish, Louisiana.

         There is located on Parcel 3 above described a water storage tank.

         Parcel 4. A certain piece or parcel of ground situated in the Subdivision of Lacombe Park of the Parish of St. Tammany, State of Louisiana, and more fully described and designated as all of those portions of Lots Numbers One (1) and Two (2) of Square or Block Number Fifty-nine (59) of said subdivision, which are situated in Lot Number Nine (9) of the P. N. Judice Survey of Sections 40 and 48, Township 8 South, Range 12 East, Parish of St. Tammany, State of Louisiana.

         Being that property acquired by Central Louisiana Electric Company, Inc., from Oaklawn Land and Improvement Company by deed dated February 5, 1953, before Philip E. Pfeffer, Notary Public for St. Tammany Parish, recorded in Conveyance Book 211, page 270, records of St. Tammany Parish, Louisiana.

         There is located on Parcel 4 above described an electric substation.

         Parcel 5. A certain lot of ground situated within the corporate limits of the City of New Iberia, Parish of Iberia, State of Louisiana, containing and measuring thirty (30) feet front on Fulton Street by a depth between equal and parallel lines of fifty (50) feet; bounded on the North by property of the Iberia and Northern (Missouri Pacific) Railroad, on the South by property of Bertha Viguerie, on the East by property of said Iberia and Northern (Missouri Pacific) Railroad, and on the West by said Fulton Street and being a portion of Lot 10 of Block 147, according to the official map of the City of New Iberia, Louisiana, and the aforedescribed Lot is more fully shown by referring to a plat of survey thereof prepared by G. K. Pratt Munson, C. E., dated March 7, 1953, a copy of which said plat is attached to deed from Bertha Beloney, widow of James Viguerie, to Central Louisiana Electric Company, Inc., dated March 20, 1953.

         Being that property acquired by Central Louisiana Electric Company, Inc., from Bertha Beloney Viguerie by deed dated March 20, 1953, passed before Guyton H. Watkins, Notary Public for the Parish of Iberia, recorded in Conveyance Book 218, Entry No. 87321, records of Iberia Parish, Louisiana.

         There is located on Parcel 5 above described an electric substation.

         Parcel 6. A certain lot of ground situated in the Town of Ville Platte, Evangeline Parish, Louisiana, measuring fifty (50) feet by fifty (50) feet, located in Section 49, Township 4 South, Range 2 East, Louisiana Meridian, of which the Southwest corner is a distance of 37 feet on a bearing North 20 degrees 20 minutes East and a distance of 138 feet on a bearing of North 69 degrees 40 minutes West from an iron stake located at the South side of the intersection of Derouen Street and Eight North Street (now Lincoln Road), from this point on a bearing of North 20 degrees 20 minutes East, a distance of 50 feet to a point which will be the Northwest corner; thence on a bearing of South 69 degrees 40 minutes East a distance of 50 feet to a point, which will be the Northeast corner; thence on a bearing of South 20 degrees 20 minutes West a distance of 50 feet to a point which will be the Southeast corner; thence on a bearing North 69 degrees 40 minutes West a distance of 50 feet to the point of beginning, as is more particularly shown by plat of survey attached to and made part of deed from Mrs. Lucy Vidrine Dardeau to Central Louisiana Electric Company, Inc., dated April 24, 1953.

         Being that property acquired by Central Louisiana Electric Company, Inc., from Mrs. Lucy Vidrine Dardeau by deed dated April 24, 1953, passed before
G. H. Vidrine, Notary Public for the Parish of Evangeline, recorded in Conveyance Book Number B-123, page 278, records of Evangeline Parish, Louisiana.

         There is located on Parcel 6 above described an electric substation.

         Parcel 7. A certain lot of ground situated in Rapides Parish, Louisiana, being Lot Five (5) of Block or Square Fourteen (14) of the Grace Subdivision to the City of Pineville, Rapides Parish, Louisiana, as shown by the official plat of Grace Subdivision made by L. J. Daigre, C. E., dated July 12, 1946, recorded at Plat Book 7, page 112, records of Rapides Parish, Louisiana, to which reference is made for greater certainty of description, said Lot 5 having a frontage of Fifty (50) feet more or less on Barron Street and extending back therefrom between parallel lines 102.50 feet to an unnamed street in the rear; bounded in front by Barron Street, on one side by Lot Six (6), on the other side by Lot 4 of said Block 14 and in the rear by said unnamed street.

         Being that property acquired by Central Louisiana Electric Company, Inc., from Rubin M. O'Neal, by deed dated May 7, 1953, passed before John H. McSween, Notary Public for Rapides Parish, Louisiana, recorded in Conveyance Book 446, page 514, records of Rapides Parish, Louisiana, under filing number 373468.

         There is located on Parcel 7 above described an electric substation.

         Parcel 8. A certain lot of ground situated in the Town of Washington, Parish of St. Landry, State of Louisiana, having a front of thirty (30) feet on Main Street by a depth between parallel lines of forty (40) feet, bounded on North by property of widow and heirs of Ladie Joubert; South and East by property of Mrs. Florence Ortego

Bidstrup; and on the West by Main Street, said property being located in Block Number 44, of the original Town of Washington, Louisiana.

         Being that property acquired by Central Louisiana Electric Company, Inc., from Mrs. Florence Ortego Bidstrup and Wilfred J. Bidstrup, her husband, by deed dated June 5, 1953, passed before A. L. Quirk, Notary Public for St. Landry Parish, recorded in Conveyance Book B-10, Filing No. 333293, records of St. Landry Parish, Louisiana.

         There is located on Parcel 8 above described an electric substation.

         Parcel 9. A certain parcel of land situated in the Northeast Quarter of the Northeast Quarter (NE1/4 of NE1/4) of Section 16, Township 12 North, Range 13 West, in the Parish of De Soto, State of Louisiana, more particularly described as follows, to-wit: Beginning at a point 1270 feet West of the Northeast corner of Section 16, Township 12 North, Range 13 West, De Soto Parish, Louisiana, and running thence South 150 feet, thence West 50 feet to the West line of the Northeast Quarter of the Northeast Quarter of Section 16, Township 12 North, Range 13 West, thence North 150 feet to the Northwest corner of the Northeast Quarter of the Northeast Quarter of Section 16, Township 12 North, Range 13 West, and thence East 50 feet to the point of beginning.

         Being that property acquired by Central Louisiana Electric Company, Inc., from Joseph W. DuBois and Annie G. DuBois, by deed dated July 6, 1953, recorded in Conveyance Book 196, page 628, records of De Soto Parish, Louisiana.

         There is located on Parcel 9 above described an electric substation.

                                       II.

         All real estate or interest therein, now owned or which may be hereafter acquired by the Company for use or which may be used by it in connection with its business as an electric, gas and water company, together with all of the right, title, and interest of the Company, now owned or hereafter acquired in and to any and all works, plants, buildings, structures, erections, and constructions now or hereafter placed upon any of the real estate mentioned, described or referred to as being subject to the lien of the Indenture, with the fixtures, tenements, hereditaments, and appurtenances thereunto appertaining or belonging.

                                      III.

         The Following Described Property, IV, herever Situate:

         First: The electric generating plants and electric transmission and/or distribution systems now or hereafter owned by the Company, and any electric generating plants and electric transmission and/or distribution systems hereafter constructed or acquired by the Company, and any additions to or extensions of any such existing or future electric generating plants and/or electric transmission and/or distribution systems, together with all engines, dynamos, motors, generators, boilers, turbines, pole lines, poles, wires, crossarms, insulators, transformers, meters, buildings, erections, structures, stations, substations, power houses, power producing and power transmitting equipment, water, water rights, water wheels, headworks, race-ways, hydraulic works, hydro-electric plants, cables, conduits, instruments, apparatus, appliances, machinery, facilities, fixtures and all other property used or provided for use in the construction, repair, maintenance and/or operation thereof, both that now owned and that which may be hereafter acquired by the Company, and together also with all the rights, privileges, franchises, easements, licenses, ordinances, rights of way, liberties, immunities and permits of the Company, howsoever conferred or acquired, and whether now owned or hereafter to be acquired, with respect to the construction, maintenance, repair and/or operation of said electric generating plants and electric transmission and/or distribution systems, and each of them, and any additions thereto and extensions thereof.

         Second: The gas generating plants, gas storage plants and gas gathering and/or transmission and/or distribution systems now owned by the Company, and any gas generating plants, gas storage plants and/or gas transmission and/or distribution systems hereafter constructed or acquired by the Company, and any additions to or extensions of any such existing or future plants and systems, together with the buildings, erections, structures, generating and purifying apparatus, holders, engines, boilers, benches, retorts, tanks, pipe lines, connections, service pipes, meters, conduits, instruments, appliances, apparatus, facilities, machinery, fixtures and all other property used or provided for use in the construction, maintenance, repair and/or operation thereof, both that now owned and that which may be here-after acquired by the Company, and together also with all rights, privileges, rights of way, franchises, licenses, easements, grants, liberties, immunities, permits and ordinances of the Company, howsoever conferred or acquired, and whether now owned or hereafter to be acquired, with respect to the construction, maintenance, repair, and/or operation of said gas generating plants, gas storage plants and gas gathering and/or transmission and/or distribution systems, and each of them, and any additions thereto and extensions thereof.

         Third: The waterworks plants and water distribution systems now owned by the Company, and any waterworks plants and/or waterworks distribution systems hereafter constructed or acquired by the Company together with the buildings, structures, erections, pumps, pumping machinery, reservoirs, filters, filter-galleries, chlorinating equipment, tanks, wells, water rights, water supply, water mains, hydrants, pipelines, service pipes, meters, standpipes, engines, boilers, apparatus, appliances, facilities, machinery, equipment, fixtures and all other property used or provided for use in the construction, maintenance, repair and/or operation thereof, both that now owned and that which may be hereafter acquired by the Company, and together also with all of the rights, privileges, rights of way, franchises, licenses, easements, permits, liberties, immunities, grants and ordinances of the Company, howsoever conferred or acquired, and whether now owned or hereafter to be acquired, with respect to the construction, maintenance, repair and operation of said plants and systems and each of them, and any additions thereto and extensions thereof.

         TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, aliened, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors in the trust hereby created and its and their assigns forever;

         SUBJECT, HOWEVER, to existing leases, to easements and other rights of way for pole lines and other similar encumbrances and restrictions which the Company hereby certifies, in its judgment, do not impair the use of said property by the Company in its business, to liens securing indebtedness which has neither been assumed by the Company nor upon which it customarily pays interest charges, exist-ing solely upon real property, or rights in and relating thereto, which real property or rights have been or may be acquired for right-of-way purposes, to liens of taxes and assessments for the current year and taxes and assessments not yet due, to alleys, streets and highways that may run across or encroach upon said lands, and to liens, if any, incidental to construction; and, with respect to any property which the Company may hereafter acquire, to all terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in such deeds and other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same and to any and all liens existing thereon at the time of such acquisition within the restrictions contained in the Indenture; and subject also to other liens and encumbrances of the character defined in the Indenture as "permitted liens" insofar as the same may attach to any of the property embraced herein;

         SAVING AND EXCEPTING, however, from the properties mortgaged and pledged by the Indenture (whether now owned by the Company or hereafter acquired by it) all bills, notes and accounts receivable, cash on hand and in bank, contracts, merchandise and appliances kept for purposes of sale, and all bonds, obligations, evidences of indebtedness, shares of stock and other securities, and certificates or evidences of interest therein-other than any of the foregoing which may be hereafter specifically transferred or assigned to or pledged or deposited with the Trustee under the Indenture or required by the provisions of the Indenture so to be and all office furniture and equipment, motor vehicles, tools, testing equipment and consumable materials and supplies; provided, however, that, if upon the happening of an event of default as in the Indenture defined, the Trustee or any receiver appointed under the Indenture shall enter upon and take possession of the mortgaged property, the Trustee or such receiver may, to the extent permitted by law, at the same time likewise take possession of any and all of the property described in this paragraph then on hand and use and administer the same to the extent as if such property were part of the mortgaged property, unless and until such event of default shall be remedied or waived and possession of the mortgaged property restored to the Company, its successors or assigns.

     ALSO SAVING AND EXCEPTING, however, from the property hereby mortgaged and pledged:

         (a) All parcels of land now owned or hereafter acquired by the Company and not used by it or useful in connection with its business as an electric, gas or water company or as an electric, gas or water utility.

         (b) All machinery, equipment, fixtures, supplies and materials now used or hereafter acquired for use in connection with the ice and cold storage, ice cream and dairy business of the Company.

         (c) All motor vehicles now used or hereafter acquired for use in connection with the. ice and cold storage, ice cream and dairy business of the Company, together with all tires, spare parts, materials and supplies appertaining thereto.

         (d) All machinery, equipment, fixtures, supplies and materials, now owned or hereafter acquired, not used by or useful to the Company in its business as an electric, gas or water company or as an electric, gas or water utility, not located on any parcel of real estate now owned or hereafter acquired, referred to as being subject to the lien of the Indenture.

         (e) All additions, improvements, betterments, extensions and replacements now or hereafter made to or acquired for or in connection with the property set forth in paragraphs (a), (b), (c) and (d) above.

         IN TRUST NEVERTHELESS, upon the terms and trusts herein and in the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture set forth;

         PROVIDED, HOWEVER, and these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid the principal of and interest on all said bonds, together with the premium, if any, payable on such of said bonds as may have been called for redemption prior to maturity, or shall provide, as permitted by the Indenture, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon for principal, interest and premium, if any, and if the Company shall also pay or cause to be paid all other sums payable under the Indenture by it, then the Indenture and the estate and rights thereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

         IT IS HEREBY FURTHER CONVENANTED, DECLARED AND AGREED by and between the Company and the Trustee, for the benefit of those who shall hold said bonds and coupons or any of them, as follows:

                                   ARTICLE I.
                        DESCRIPTION OF BONDS OF SERIES E.

         SECTION 1.1. The fifth series of bonds to be issued under the Indenture and secured thereby is hereby created, which shall be designated, and distinguished from the bonds of all other series, by the title "First Mortgage Bonds, Series E, 4 1/4%", elsewhere herein referred to as the "bonds of Series E".

         Except as otherwise provided in Section 2.08 of the Indenture with respect to destroyed, lost or stolen bonds, the aggregate principal amount of the bonds of Series E which may be outstanding at any one time shall be $3,000,000.

         The bonds of Series E shall be dated, and shall bear interest from, January 1, 1954, except as provided in Section 2.03 of the Indenture with respect to registered bonds without coupons, and shall be due January 1, 1984, and shall bear interest at the rate of four and one-quarter per centum (4 1/4%) per annum, payable semi-annually on the first day of January and the first day of July in each year, until they shall mature, according to their terms or on prior redemption or by declaration or otherwise, and at the rate of six per centum (6%) per annum on any overdue principal and premium (if any) and (to the extent permitted by law) on any overdue installment of interest. The principal of and the premium (if any) and the interest on the bonds of Series E shall be payable at the office or agency of the Company in the City of New Orleans, Louisiana, in such coin or currency of the United States of America as, at the time of payment, shall be legal tender for public and private debts.

         The bonds of Series E shall be redeemable, either at the option of the Company or pursuant to any provision of the Indenture requiring such redemption, either as a whole or in part from time to time, at any time prior to maturity, upon notice as provided in Section 8.02 of the Indenture, published in a newspaper printed in the English language and customarily published on each business day and of general circulation in the Borough of Manhattan, The City of New York, New York, and like publication in a similar newspaper of the City of New Orleans, at least once in each of four (4) successive calendar weeks upon any business day of each such calendar week, the first publication to be not less than thirty (30) days and not more than sixty (60) days before such redemption date (or upon mailing of such notice of redemption as provided in the first paragraph of
Section 8.02 of the Indenture in the event such paragraph shall be applicable). If redeemed by the application of moneys in the Sinking Fund for bonds of Series E provided for in Article II of this Third Supplemental Indenture or moneys in the depreciation fund provided for in Section 5.07 of the Indenture, or by the application of moneys received by the Trustee in connection with any release of property upon any acquisition thereof by any municipal corporation or other governmental subdivision or governmental body or public authority, the bonds of Series E are redeemable at the principal amount thereof, together with interest accrued to the date fixed for redemption, without premium. If redeemed otherwise than by the application of such moneys, the bonds of Series E are redeemable at the redemption price at the time applicable specified in the schedule contained in the form of coupon bond of Series E set forth in the recitals hereof, together with interest accrued to the date fixed for redemption.

         Coupon bonds of Series E shall be issuable in the denomination of $1,000 and shall be registerable as to principal. Registered bonds without coupons of Series E shall be issuable in denominations of $1,000 and any multiple of $1,000. Bonds of Series E shall be interchangeable at the option of the holders thereof, in like aggregate principal amounts, coupon bonds for registered bonds without coupons, registered bonds without coupons for coupon bonds and the several denominations of registered bonds without coupons.

                                   ARTICLE II.
                       SINKING FUND FOR BONDS OF SERIS E.

         SECTION 2.1. The Company covenants and agrees that so long as any of the bonds of Series E shall be outstanding it will pay to the Trustee, as and for a sinking fund for the bonds of Series E, on the first day of January in the year 1955 and on the first day of January in each year thereafter, an amount of cash equal to one per centum (17o) of the greatest principal amount of bonds of Series E outstanding under the Indenture at any one time prior to the next preceding November 15; provided, however, that the amount of cash payable to the Trustee on any such January 1 pursuant to the provisions of this Section shall be reduced by an amount equal to the aggregate principal amount of bonds of Series E then being delivered by the Company to the Trustee, but no bonds of Series E shall be delivered to the Trustee which have not been sold in a bona fide transaction and reacquired by the Company.

         Cash paid to the Trustee pursuant to the provisions of this Section shall be applied by it as follows:

              (a) Upon the written notice by the Company to the Trustee given on or before November 15 in any year, beginning with the year 1954, specifying the amount of cash which the Company will pay to the Trustee on the next succeeding January 1 pursuant to this Section and requesting that it be used for the redemption of bonds, the Trustee shall, to the extent practicable, apply the cash received by it on the next succeeding January 1, together with any other cash held by it on such November 15 under the provisions of this Section, to the redemption on such January 1 of bonds of Series E, in the manner and subject to the conditions provided in such bonds and in Article VIII of the Indenture; and for such purpose the Trustee may publish notice of redemption in the name of the Company or in its own name as Trustee.

              (b) If the Company shall not have given the notice referred to in the foregoing subdivision (a), the cash received by the Trustee on any January 1 pursuant to the provisions of this Section shall, upon request of the Company and to the extent practicable, be applied promptly by the Trustee to the purchase of bonds of Series E in accordance with the provisions of Section 8.06 of the Indenture.

              (c) If the Trustee on March 20 of any year shall hold cash under the provisions of this Section amounting to $15,000 or more (or any amount less than $15,000, if the Company so elects), the Trustee shall apply all cash, to the extent practicable, then held under the provisions of this Section to the redemption on the next succeeding May 1 of bonds of Series E, in the manner and subject to the conditions provided in such bonds and in Article
         VIII of the Indenture; and for such purpose the Trustee may publish notice of redemption in the name of the Company or in its own name as Trustee.

         SECTION 2.2. The Company further covenants to pay to the Trustee, on demand, the compensation of the Trustee in administering the sinking fund as provided in this Article II, together with the Trustee's expenses, including cost of advertisement of redemption notices and any other advertisements and other lawful charges, if any, and any accrued interest and premium paid or payable with respect to any such bonds of Series E purchased or redeemed as provided for in Section 2.1 it being intended that the aforesaid compensation, expenses, charges, accrued interest and premium shall not be charged against sinking fund moneys.

         SECTION 2.3. All bonds of Series E delivered to the Trustee for the purpose of taking a credit pursuant to the provisions of Section 2.1, or purchased or redeemed pursuant to the provisions of Section 2.1, shall be forthwith cancelled by the Trustee, and such bonds shall not be reissued.

                                  ARTICLE III.
                      ADDITIONAL COVENANTS OF THE COMPANY.

         SECTION 3.1. The Company covenants that, so long as any bonds of Series E are outstanding, it will not at any time declare or pay any dividend on its Common Stock or make any distribution to its Common Stockholders (other than dividends or distributions payable solely in its Common Stock) or purchase or otherwise acquire for value any of its Common Stock, except out of (1) earned surplus of the Company accumulated after December 31, 1949, plus (2) $530,000 of earned surplus accumulated prior to January 1, 1950 (such aggregate amount being hereinafter called "unrestricted earned surplus"), nor unless after the payment of such dividend or the making of such distribution, purchase or acquisition the sum of (a) the provision for property retirements or depreciation made by the Company out of income or earned surplus, during the period from July 1, 1950, to the end of the calendar year next preceding the date of payment of such dividend or the making of such distribution, purchase or acquisition and (b) the unrestricted earned surplus, if any, of the Company shall be not less than the aggregate of the minimum provision for property retirements or depreciation determined as provided in Section 1.05 of the Indenture, for the period f rom July 1, 1950, to the end of the calendar year next preceding the date of payment of such dividend or the making of such distribution, purchase or acquisition. For the purposes of this Section, the earned surplus of the Company accumulated after December 31, 1949, shall be determined in accordance with sound accounting practice, and, so long as and to the extent that there shall remain any earned surplus of the Company accumulated prior to January 1, 1930, other than unrestricted earned surplus, such amount shall be available for all surplus charges other than such dividends or the making of such distribution, purchase or acquisition.

         SECTION 3.2. The Company covenants that so long as any bonds are outstanding under the Original Indenture no Indenture or Indentures supplemental to the Original Indenture will be entered into by the Company unless such Supplemental Indenture shall contain provisions which are in compliance with the Trust Indenture Act of 1939 as then in effect; provided, however, that this provision shall not be effective and binding upon the Company if all of the bonds then outstanding and then to be issued under the Original Indenture as supplemented and amended by all other supplemental indentures and by such supplemental indenture then to be entered into, shall either be exempt securities as defined in the Trust Indenture Act of 1939 as then in effect, or are to be issued in a transaction exempt from the provisions of said Act.

         SECTION 3.3. The Company covenants that, so long as any bonds of Series E are outstanding, it will not convey or transfer any property which is subject to the lien of the Indenture to any affiliate of the Company except in accordance with the provisions of Article XIII of the Indenture or except such property as shall thereupon be released from the lien of the Indenture under the provisions of Article IX thereof.

         SECTION 3.4. The Company covenants that, so long as any bonds of Series E are outstanding, it will not at any time purchase or cause to be purchased any bond of any series outstanding under the Indenture at a price (including accrued interest, but not including brokerage charges) which is in excess of the current redemption price of such bond at the date of purchase if such bond is redeemable before maturity or, if it is not so redeemable, one hundred five per centum (105%) of the principal amount of such bond, plus, in either case, accrued interest.

                                   ARTICLE IV.

                      AMENDMENTS OF ORIGINAL INDENTURE.

      (Pursuant to Sub-Section (e) of Section 17.01 of Original Indenture)

         SECTION 4.1. The third paragraph of Section 1.05 of the Original Indenture (relating to the minimum provision for property retirements or depreciation) is amended to read as follows:

              "The term 'minimum provision for property retirements or depreciation', when used with reference to any period of time, shall mean an amount equal to (i) fifteen per centurn (15%) of the gross operating revenues of the Company received from electric, gas and water operations during such period, to the extent arising out of the operation of bondable property and leased electric, gas and water facilities, after deducting from such gross operating revenues (a) an amount equal to the aggregate cost to the Company of electric energy, gas and water purchased for resale in connection with the operation of such property or facilities and (b) rentals paid for the lease of electric, gas and water facilities, less (ii an amount equal to the aggregate charges by the Company to operating expenses during such period for current repairs and maintenance to bondable property and leased electric, gas and water facilities."

         SECTION 4.2. Section 3.5 of the First Supplemental Indenture is hereby amended to read as follows:

              "Section 3.5. Section 5.07 of the Original Indenture is hereby amended by inserting after the words 'property additions', in the third line of the second paragraph of said Section and in the first line of paragraph (4) of said Section, the following:

              '(exclusive of (i) property additions, the bondable value of which has been previously made the basis for the authentication and delivery of bonds, for the withdrawal of cash under any provision of this indenture, or for a credit under any sinking or improvement fund or other purchase or similar fund which may be created pursuant to the provision of any indenture supplemental to this indenture, (ii) property additions acquired by merger, consolidation or dissolution to the extent that the same have not been deducted pursuant to the provisions of clause (i) above, and (iii) any property additions, to the extent that the same have not been deducted pursuant to the provisions of clause (i) or (ii) above, which within six months prior to the date of acquisition thereof by the Company were used or operated by a person or persons other than the Company in a business similar to that in which they have been or are to be used or operated by the Company)'."

                                   ARTICLE V.
                                 MISCELLANEOUS.

         SECTION 5.1. The Company is lawfully seized and possessed of all the real estate, franchises and other property described or referred to in the Indenture as presently mortgaged and pledged thereunder, subject to the exceptions stated therein and except property which has been released from the lien of the Indenture in accordance with its terms, and upon the initial issue of bonds of Series E thereunder such real estate, franchises and other property will be free and clear of any lien prior to or on a parity with the lien of the Indenture except as set forth in the granting clauses of the Indenture and except permitted liens as therein defined, and the Company has good right and lawful authority to mortgage and pledge the same as provided in and by the Indenture.

         SECTION 5.2. As supplemented and amended by this Third Supplemental Indenture, the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture are in all respects ratified and confirmed and said Original Indenture, First Supplemental Indenture, Second Supplemental Indenture and this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 5.3. The Trustee assumes no duties, responsibilities or liabilities by reason of this Third Supplemental Indenture, other than as set forth in the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture and this Third Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions of its acceptance of the trust under the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture as fully as if said terms and conditions were herein set forth at length.

         SECTION 5.4. This Third Supplemental Indenture shall be simultaneously executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         SECTION 5.5. This Third Supplemental Indenture has been dated as of January 1, 1954, solely for convenience. The date of actual execution hereof by each of the parties hereto is the date shown by the acknowledgment of execution hereof by its officers.

         In Witness Whereof, CENTRAL LOUISIANA ELECTRIC COMPANY, INC. has caused this instrument to be signed in its corporate name by its President or one of its Vice-Presidents and sealed with the corporate seal attested by its Secretary or one of its Assistant Secretaries and The National Bank of Commerce in New Orleans to evidence its acceptance of the trust hereby created has caused this instrument to be signed in its corporate name by one of its Vice-Presidents and sealed by its corporate seal attested by one of its Assistant Cashiers, all as of the day and year first above written.

                                       CENTRAL LOUISIANA ELECTRIC COMPANY, INC.

                                           By             T. M. HAUER
                                                                 Vice-President.
Attest:
     T. P. STREET

                Secretary.

   Signed, sealed, acknowledged and
delivered by CENTRAL LOUISIANA                              (SEAL)
ELECTRIC COMPANY, INC., in the
presence of:
     R. J. Emmer
     H. S. FORD
                  THE NATIONAL BANK OF COMMERCE IN NEW ORLEANS

                         By             F. C. DOYLE
                                                Vice-President.
Attest:
     R. C. MORSE
              Assistant Cashier.

  Signed, sealed, acknowledged and
delivered by THE NATIONAL BANK OF                           (SEAL)
COMMERCE IN NEW ORLEANS in the
presence of:
     R. J. EMMER
     H. S. FORD

STATE OF LOUISIANA
PARISH OF ORLEANS

         BE IT KNOWN, That on this 2nd day of February, 1954, before me the undersigned, a Notary Public in and for said Parish and State, duly qualified and commissioned as such, personally appeared T. M. HAUER, a Vice-President and
T. P. STREET, Secretary of CENTRAL LOUISIANA ELECTRIC COMPANY, INC., the grantor in the foregoing instrument, to me personally known and known to me to be such officers, respectively, of such Company, and personally known to me to be the identical persons whose names are subscribed and affixed to the foregoing instrument as such officers, respectively, and who subscribed the name of the Company thereto, and in my presence and in the presence of the undersigned witnesses, of lawful age and domicile, severally acknowledged that the same is their respective, free and voluntary act -and deed as such officers and the free and voluntary act and deed of said Company for the uses and purposes therein expressed; and the said persons being each by me duly and severally sworn as individuals did depose and say that they are such officers, respectively, of said Company; that they know the seal of said Company; that the seal affixed to the foregoing instrument was and is such corporate seal; that said seal was so affixed and said instrument was so signed on behalf of said Company by the order and authority of the Board of Directors of said Company; and that they signed their names thereto as such officers, respectively, of said Company by like authority.

         In Testimony Whereof, the said Appearers have hereunto Signed their names on the day and date first hereinabove written, in the presence of R. J. EMMER and H. S. FORD, witnesses of lawful age and domicile, and of me, said Notary Public.

Witness:
                                                  T. M. HAUER
                                                          Vice-President.
R. J. EMMER
                                                  T. P. STREET
                                                            Secretary.
H. S. Ford
                                                  THOMAS F. JORDAN
                                                         Notary Public.

                                                                (NOTARIAL SEAL)

            My Commission expires at death or on removal from Office.

STATE OF LOUISIANA
PARISH OF ORLEANS

         BE IT KNOWN, That on this 2nd day of February, 1954, before me the undersigned, a Notary Public in and for said Parish and State, duly qualified and commissioned as such, personally appeared FRANCIS C. DOYLE, a Vice-President and RICHARD C. MORSE, an Assistant Cashier of The National Bank of Commerce in New Orleans, a national banking association, duly organized and existing under the laws of the United States of America, Trustee under the foregoing instrument, to me personally known and known to me to be such officers, respectively, of said Bank, and personally known to me to be the identical persons whose names are subscribed and affixed to the foregoing instrument as such officers respectively, and who subscribed the name of the said Bank thereto, and in my presence and in the presence of the undersigned witnesses, of lawful age and domicile, severally acknowledge that the same is their respective, free and voluntary act and deed as such officers and the free and voluntary act and deed of said Bank for the uses and purposes therein expressed; and the said persons being each by me duly and severally sworn as individuals did depose and say that they are such officers, respectively, of said Bank; that they know the seal of said Bank, that the seal affixed to the foregoing instrument was and is such corporate seal; that said seal was so affixed and said instrument was so signed on behalf of said Bank by the order and authority of the Board of Directors of said Bank; and that they signed their names thereto as such officers, respectively, of said Bank by like authority.

         In Testimony Whereof, the said Appearers have hereunto signed their names on the day and date first hereinabove written, in the presence of R. J. EMMER and H. S. FORD, witnesses of lawful age and domicile, and of me, said Notary Public.

Witness:
                                             F. C. DOYLE
                                                   Vice-President.
  R. J. EMMER
                                             R. C. MORSE
                                                Assistant Cashier.
  H. S. FORD
                                             THOMAS F. JORDAN
                                                    Notary Public.

                                                       (NOTARIAL SEAL)


           My Commission expires at death or on removal from Office.

                                 RECORDING DATA

         As shown by the Recorders' Certificates, the foregoing Third Supplemental Indenture dated as of January 1, 1954, from Central Louisiana Electric Company, Inc., to The National Bank of Commerce in New Orleans, as Trustee, is duly recorded in the following Parishes in the State of Louisiana:


PARISH             MORTGAGE BOOK       FOLIO       REGISTRY NUMBER
------             -------------       -----       ---------------
Acadia                  119             146            263670
Allen                    40             631            116634
Avoyelles                 9             614            153467
Beauregard               54             601            114922
Calcasieu               281               1            576951
DeSoto                   59              32            233946
Evangeline               68             315            151232
Grant             Special-4             435             15788
Iberia                A-138              37             50965
Lafayette              0-21             229            298414
Natchitoches          214-A             472           MA-1090
Rapides                 358             147            379971
Red River                42             113             83843
Sabine                   29             627            149186
St. Landry              168             368            341378
St. Mary                147             541             62475
St. Martin               96             204             51044
St. Tammany             103             519            114100
Vernon                  222              41            198920
W ashington             119             381               238